Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 John W. Sweet (414) 978-6467	Investors: The Ruth Group Stephanie Carrington/David Burke 646 536-7017/7009 scarrington@theruthgroup.com dburke@theruthgroup.com

Physicians Realty Trust Closes Purchase and Leaseback of

Post-Acute Care Hospitals in Pittsburgh, Pennsylvania and

Fort Worth, Texas

Milwaukee, WI, March 31, 2014 — Physicians Realty Trust (NYSE:DOC) (“the Company”), a self-managed healthcare properties REIT, announced today the execution and closing of an Agreement of Sale and Purchase (the “Agreement”) with New LifeCare Hospitals of Pittsburgh, LLC and New LifeCare Hospitals of North Texas, LLC (collectively, “LifeCare”) to purchase and leaseback two long-term acute care hospitals located in Pittsburgh, Pennsylvania and Fort Worth, Texas. The hospitals were acquired for $40 million in cash representing a first year unlevered return of 8.1%. Upon closing, LifeCare has added the Fort Worth and Pittsburgh facilities to the existing lease already in place on the Plano, Texas, facility ultimately creating a new “Master Lease” for the three facilities. The new Master Lease will extend for 14 years through January 1, 2028.

“We are excited to have the opportunity to work with one of our existing partners, Lifecare Hospitals, with the completion of a sale-leaseback of their facility in Fort Worth, Texas and their main campus in Pittsburgh, Pennsylvania.  Phil Douglas and his management team have built an excellent business and have a long history of successfully operating their hospitals and establishing and managing patient referral relationships. Lifecare will continue to provide high quality long-term acute care services at both of these facilities.  This expands our relationship with Lifecare to three master leased facilities, providing our shareholders with additional reliable and stable revenue that will grow annually,” said John T. Thomas, CEO of Physicians Realty Trust.

Phil Douglas, CEO of Lifecare, added, “As we continue to operate and grow our organization we see Physicians Realty Trust as a true partner, both from a capital standpoint and strategically as we work to continually provide our patients access to the highest quality health care services.  John Thomas and his team worked with us to provide capital and a creative lease structure, which will enable us to continue to manage our balance sheet and finance our growth opportunities for the future.  We are confident in our long-term relationship with Physicians Realty Trust and their ability to work with us at our Plano, Fort Worth and Pittsburgh facilities. We appreciate their understanding of our clinical and business operations and will continue to look for opportunities to partner with them in the future.”

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company intends to elect to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.